UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

(Amendment No. 3)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  April 3, 2017

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 8 are not applicable and are therefore omitted.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 3, 2017, Winnebago Industries, Inc. (the “Company”) announced that effective May 15, 2017, Bryan Hughes was appointed as the Vice President and Chief Financial Officer of the Company. Mr. Hughes joins Winnebago Industries from Ecolab, Inc. (NYSE: ECL) in St. Paul, Minnesota, where he most recently served as Senior Vice President and Corporate Controller beginning in 2014. Mr. Hughes, 48, joined Ecolab in 1996, after serving as a senior auditor at Ernst & Young, and held various management positions in Finance, including Vice President of Finance from 2008 to 2014, financial planning and analysis, and internal audit, over the course of his career with Ecolab. Mr. Hughes received a Bachelor’s degree in Business and Accounting from Concordia College and a Master’s degree in Business Administration from the University of Michigan. Mr. Hughes will be based at the Company’s Eden Prairie, MN office and he will report directly to CEO and President, Michael J. Happe.

There are no arrangements or understandings between Mr. Hughes and any other persons pursuant to which he was appointed as the Company's Executive Vice President and Chief Financial Officer. There is no family relationship between Mr. Hughes and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Hughes that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Terms of Employment

Pursuant to the terms of Mr. Hughes offer letter dated March 17, 2017, his compensation will include:

–	Annual base salary of $450,000

–	Signing bonus of $150,000

–
Stock grant upon the commencement of his employment of 10,000 shares worth on the date of the grant with 1/3 vesting each year over three years, subject to the terms and conditions of the Company’s 2014 Omnibus Equity, Performance Award, and Incentive Compensation Plan

–	Participation in executive managements’ annual bonus plan with a target of 60% of base salary, with a maximum of 120% of base salary

–	Participation in executive managements’ long term incentive compensation plans with a target of 50% of base salary

–	Participation in annual stock awards with a target of 50% of base salary

–	The ability to enter into a standard change of control agreement once he has joined the Company, a copy of which will be filed at the time.

–	Other benefits normally afforded to other executives.

It was also announced in the press release that Sarah N. Nielsen, the current Vice President and CFO, will remain with the Company in Forest City, IA to provide for a smooth transition.

The full text of the press release announcing Mr. Hughes’ appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release Issued by Winnebago Industries, Inc. on April 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Date:	April 3, 2017	By:	/s/ Scott C. Folkers
		Name:	Scott C. Folkers
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press Release Issued by Winnebago Industries, Inc. on April 3, 2017